EXHIBIT 99.1

Adaptive Medias Signs Mobile News Network to Media Graph Ad-Tech Platform

IRVINE, Calif., Oct. 7, 2015 (GLOBE NEWSWIRE) -- Content syndication and monetization company, Adaptive Medias, Inc. (OTCQB:ADTM), a leading provider of programmatic advertising across mobile, video and online display, today announced it has signed mobile news network PhoneDog Media to its Media Graph ad-tech platform. Adaptive Medias expects to realize initial revenues from this contract during the current fourth quarter.

PhoneDog Media is home to PhoneDog (www.PhoneDog.com), Android & Me (www.AndroidandMe.com), and TodaysiPhone (www.TodaysiPhone.com). The network receives 2.5 million unique visitors and 10 million pageviews each month, along with a combined 3-plus million video views on YouTube. PhoneDog will be leveraging Media Graph's mobile-first digital video player, premium video content and the platform's advertising capabilities.

President of PhoneDog Media Logan Abbott said, "We've been searching for a solution that would streamline digital video goals and generate new revenue streams using our websites. Adaptive Medias is a perfect fit for us in that we no longer have to rely solely on YouTube nor do we have to work with multiple companies to maintain our digital video needs."

He continued, "At the same time, we can use Adaptive Medias' digital video player to ensure our audiences have the ability to watch our video content on any device they are using."

John B. Strong, CEO of Adaptive Medias, said, "We're delighted to have PhoneDog Media on board with us. At the core of our platform is technology that delivers a comprehensive suite of solutions ranging from mobile-first video players, content syndication and monetization, and advertising opportunities. We truly are all-in-one."

ABOUT PHONEDOG MEDIA

PhoneDog Media is home to PhoneDog (www.PhoneDog.com), Android & Me (www.AndroidandMe.com), TmoNews (www.TmoNews.com), and TodaysiPhone (www.TodaysiPhone.com). The network receives 2.5 million unique visitors and 10 million page views each month, along with a combined 3-plus million video views on YouTube. While the name is jovial, the PhoneDog network offers up a wealth of valuable written and video content designed to help readers make important and informed decisions about mobile and wireless technology. Online since 2001, PhoneDog is a privately owned and operated company based in beautiful San Diego, CA. For more information, please visit www.phonedog.com.

ABOUT ADAPTIVE MEDIAS, INC.

Adaptive Medias, Inc. (OTCQB:ADTM) is a leading provider of mobile video delivery and monetization solutions for publishers, content producers and advertisers. The company's comprehensive mobile video technology platform, Media Graph, facilitates the delivery of integrated, engaging video content and impactful ad units across all screens and devices. Adaptive Medias is one of the first companies to offer clients a digital video player built specifically for the mobile world. For more information, please visit www.adaptivem.com. Follow the Company on Twitter @adaptive_m.

SAFE HARBOR STATEMENT

This Press Release may contain certain forward-looking statements within the meaning of the Securities Litigation Reform Act of 1995. Adaptive Medias, Inc. has tried, whenever possible, to identify these forward-looking statements using words such as "anticipates," "believes," "estimates," "expects," "plans," "intends," "potential" and similar expressions. These statements reflect Adaptive Medias' current beliefs and are based on information currently available to it. Accordingly, such forward-looking statements involve known and unknown risks, uncertainties and other factors which could cause Adaptive Medias' actual results, performance or achievements to differ materially from those expressed in or implied by such statements. Adaptive Medias undertakes no obligation to update or provide advice in the event of any change, addition or alteration to the information contained in this Press Release including such forward-looking statements.

CONTACT: Investor Contact:
         Max Pashman
         mpashman@irpartnersinc.com
         Phone: 818-280-6800